SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported):  February 12, 1999



                          McMoRan Exploration Co.


            Delaware            001-07791           72-1424200
       (State or other         (Commission        (IRS Employer
       jurisdiction of         File Number)       Identification
       incorporation or                           Number)
       organization)

                            1615 Poydras Street
                       New Orleans, Louisiana  70112

    Registrant's telephone number, including area code:  (504) 582-4000



          Item 5.   Other Events.
               ------------------
          The following news release was made by McMoRan Exploration Co. on February 12, 1999:

          NEW ORLEANS, LA., February 12, 1999 -- McMoRan Exploration Co. (NYSE:MMR) today announced that production began on January 18, 1999, at the Vermilion Block 160 #4 sidetrack well and the Vermilion Block 159 #3 well. Current combined daily gross production from these fields is approximately 53 million cubic feet of gas (MMCF) and 1,760 barrels of condensate. Of the total rate, the Vermilion Block 160 #4 sidetrack well is producing approximately 35 MMCF and 1,295 barrels of condensate, and the Vermilion Block 159 #3 well is producing approximately 18 MMCF and 465 barrels of condensate.

               MMR, as operator, has a 58.4 percent net revenue interest in the Vermilion Block 160 #4 sidetrack well, subject to a 12.7 percent net profits interest. MMR recently purchased an additional 10.0 percent net revenue interest in the Vermilion Block 159 #3 area and currently has a 43.8 percent net revenue interest in the field. MMR plans to offer a portion of its recently acquired net revenue interest to its exploration program partners. Vermilion Blocks 159/160 are located in approximately 100 feet of water, 42 miles offshore Louisiana.

               Additionally, MMR announced that current daily gross production from its Vermilion Block 160 field unit is averaging approximately 39 MMCF and 980 barrels of condensate. MMR recently purchased an additional 19.4 percent net revenue interest in this unit and currently has a 44.9 percent net revenue interest, subject to an approximate 2.6 percent net profits interest, in the field. MMR plans to offer a portion of its recently acquired net revenue interest to certain of its joint interest partners.

               Current combined daily gross production from all of the above mentioned fields total approximately 92 MMCF and 2,740 barrels of condensate.

               MMR is an independent public company engaged in the exploration, development and production of oil and natural gas offshore in the Gulf of Mexico and onshore in the Gulf Coast area; and the mining, purchasing, transporting, terminaling, and marketing of sulphur. MMR continues to generate prospects and evaluate farm-in opportunities utilizing its geological and geophysical experience and expertise through the use of 3-D seismic data and other state-of-the-art technology.




                                      SIGNATURE
                                 ------------------

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        McMoRan Exploration Co.

                                        By:   /s/ C. Donald Whitmire
                                             ----------------------------
                                                 C. Donald Whitmire
                                            Vice President & Controller -
                                               Financial Reporting
                                            (authorized signatory)

          Date:  February 18, 1999